UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act, which delisting automatically became effective on June 20, 2020. The registrant’s Common Stock was cancelled on its emergence from the Chapter 11 Cases on September 3, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, Unit Corporation (Company) appointed Mark E. Schell, formerly the Company’s Executive Vice President, Secretary, and General Counsel, to the position of Executive Vice President and Chief Strategy Officer.

Drew Harding was promoted to the position of Vice President, Secretary, and General Counsel. Mr. Harding has been the Company’s Associate General Counsel since 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: November 2, 2020	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel

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